UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On February 18, 2016, the Board of Directors of Invesco Mortgage Capital Inc. (the “Corporation”) approved amendments to the 2009 Equity Incentive Plan (the “Incentive Plan”) that, among other matters:

•	prohibit share recycling, repricing and reloads in connection with stock options and stock appreciation rights (in practice stock options and stock appreciation rights are not utilized);
•	provide for a minimum vesting period of two years for restricted stock awards and restricted stock units;
•	clarify share counting mechanics for restricted stock awards and restricted stock units;
•
specify certain circumstances under which the Compensation Committee may cancel or suspend any unvested awards, including an employee’s breach of duties of fidelity, good faith and service, any general terms of employment, any applicable policies or procedures, or any employment agreement; and

•	clarify impact on outstanding grants in the event of a spinoff or similar event.

The amendments do not require shareholder approval and are effective as of January 1, 2016.  The description of the amendments to the Incentive Plan are summary in nature and are qualified in their entirety by reference to the Incentive Plan, as amended and restated, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.           Description
10.1	Amended and Restated 2009 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ Robert H. Rigsby
Name: Robert H. Rigsby
Title: Vice President and Secretary

Date: February 19, 2016

 Exhibit No.                      Description
10.1	Amended and Restated 2009 Equity Incentive Plan